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Exhibit 21                    List of Subsidiaries


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Name of Subsidiary                                         Place of Organization
------------------                                         ---------------------
Burlington Resins, Inc.                                    Delaware
Natvar Holdings, Inc.                                      Delaware
Plastic Specialties & Technologies, Inc.                   Delaware
PureTec Corporation                                        Delaware
Tri-Seal Holdings, Inc.                                    Delaware
PurePlast, Inc.                                            Ontario
Colorite Europe, Ltd.                                      No. Ireland
Action Technology Belgium                                  Belgium
Action Technology Italia, SpA                              Italy
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